PHAZAR CORP
                          (fka Antenna Products, Inc.)
                               101 SE 25th Avenue
                           Mineral Wells, Texas 76067


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 9, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHAZAR CORP will be held at Phazar Aerocorp Inc., located at 4701 N. Main Street, Fort Worth, Texas 76106 on Tuesday, October 9, 2001 at 9:00 a.m. for the following purposes:

         1) To elect six directors to serve for the ensuing year and until their respective successors are elected;

         2) To ratify the appointment of Weaver and Tidwell, L.L.P. as the independent public auditors for FY 2002; and

         3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on August 27, 2001 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at the meeting or any adjournment or adjournments thereof.

         A copy of the PHAZAR CORP Form 10-KSB for fiscal year ended May 31, 2001 is being mailed to stockholders with this Proxy Statement.

                                          By the Order of the Board of Directors
                                                                 Gary W. Havener

                                                                       President

                                   -----------

August 27, 2001

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                   PHAZAR CORP
                               101 SE 25th Avenue
                           Mineral Wells, Texas 76067


                                 PROXY STATEMENT

            Annual Meeting of Stockholders to be held October 9, 2001

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of PHAZAR CORP (the "Company" or "PHAZAR CORP") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October 9, 2001 at Phazar Aerocorp Inc., 4701 N. Main Street, Fort Worth, Texas 76106 and at any adjournment thereof. This proxy statement and the proxies solicited hereby are first being sent or delivered to stockholders on or about September 4, 2001.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company including expenses in connection with the preparation and mailing of this proxy statement and all papers, which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses.

                                     VOTING

         A stockholder may revoke a proxy at any time prior to its use. If it is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR management's nominees listed below under Election of Directors and the ratification of the appointment of Weaver and Tidwell, L.L.P.

         Only stockholders of record at the close of business on August 27, 2001 will be entitled to vote at the meeting. The total number of issued and outstanding shares of common stock of the Company, $0.01 par value, ("Common Stock") as of August 27, 2001 is 2,170,328, shares, each share having one vote. There are no other issued or authorized classes of stock of the Company.

         Only votes cast in person or by proxy will be counted at the meeting. Abstentions, if any, will be reflected in the minutes of the meeting.

                              ELECTION OF DIRECTORS

         Six (6) Directors are to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Company bylaws allow from one to twelve directors. It is the intention of the persons named in the accompanying form of a proxy to vote for the nominees listed. All nominees have indicated their willingness to serve for the ensuing term, but if any nominee is unable or should decline to serve as a Director at the date of the Annual Meeting, it is the intention of the persons named in the proxy to vote for such other person or persons, as they in their discretion shall determine. Proxies will not be voted, however, for more than six nominees. The ages of the nominees, their principal occupations or employment during the past five years, and other data regarding them, based upon information received from them are as follows:

                                                                  Director
Name               Age  Principal Occupation                      Since
----               ---  --------------------                      -----
Gary W. Havener    60   President and Chief Executive Officer,
                        PHAZAR CORP; Sole Director Antenna
                        Products Corp., Phazar Aerocorp Inc.
                        and Thirco, Inc., subsidiaries of
                        PHAZAR CORP; President, Phazar
                        Aerocorp, Inc. Thirco, Inc. and Sinan
                        Corp.                                     January 1992

Clark D. Wraight   57   Vice President and Secretary, Treasurer,
                        PHAZAR CORP; President and General
                        Manager, Antenna Products Corp.; and
                        Vice President, Thirco, Inc.; Secretary,
                        Treasurer, Thirco, Inc., Phazar Aerocorp
                        Inc., and Phazar Antenna Corp.            October 1996

R. Allen Wahl      73   Independent Business Consultant and
                        Past President & COO of Valmont
                        Industries                                October 1999

James Miles        58   Past Vice President and General Manager,
                        GTE Media Ventures; Past President,
                        Contel of California                      November 1999

James Kenney       60   Executive Vice President and Owner
                        San Jacinto Securities, Inc.              November 1999

Billy J. Perry     58   Director of Operations, Lockheed Martin
                        Aeronautics.                              October 2000

         Mr. Havener served as the President of PHAZAR CORP from January 1992 until October 1999. Mr. Havener served as the President of Antenna Products Corporation from January 1996 until April 1999. Mr. Havener currently serves as President and CEO of PHAZAR CORP, President of Phazar Aerocorp Inc., and President of Thirco, Inc. Mr. Havener also serves as sole director of Antenna Products Corporation, Phazar Aerocorp Inc., Phazar Antenna Corp. and Thirco, Inc. Since December 1984 Mr. Havener has served as the President of Sinan Corp., an investment company. Sinan Corp. is not a parent, subsidiary or affiliate of the Company.

         Mr. Wraight served as Vice President and Secretary/Treasurer of Antenna Products Corporation from 1996 until April 1999 when he was appointed President. Mr. Wraight has been employed with Antenna Products since 1979 and has served as an officer of the Company since 1981. Mr. Wraight currently serves as Vice President and Secretary/Treasurer of PHAZAR CORP, President and General Manager of Antenna Products Corporation and Secretary/Treasurer of Phazar Aerocorp Inc., Phazar Antenna Corp. and Thirco, Inc., subsidiaries of the Company.

         Mr. Wahl was President and COO of Valmont Industries. The principal business of Valmont Industries is manufacturing steel tubular poles and lattice towers for the communication industry. Mr. Wahl currently serves as an independent business consultant.

         Mr. Miles served as Vice President and General Manager of GTE Media Ventures, a cable television design and operations company, from 1994 until 1999 and as President of Contel of California, a telecommunications company from 1984 until 1996. Mr. Miles was a Director of Desert Community Bank until 1994.

         Mr. Kenney has served as Executive Vice President and owner of San Jacinto Securities since 1993. San Jacinto Securities is an institutional stock brokerage firm.

         Mr. Perry has been employed with Lockheed Martin Aeronautics since 1965. Mr. Perry has been Director of Operations since January 2001 and was the Manager of Field Operations with Lockheed Martin Aeronautics from 1994 until 2001.

                               SECURITY OWNERSHIP

         The following table set forth the beneficial ownership of the Company's Common Stock as of August 27, 2001, (a) by each director, (b) by the named executive officers, and (c) by all persons known to the Company to be the beneficial owners of more that 5% of the Company's Common Stock and (d) all directors and executive officers as a group.

Name and Address                Shares Owned Directly      Percent of
of Beneficial Owners (1)        and Indirectly             Class (2)
------------------------        ----------------------     ---------

Gary W. Havener (3)
Sinan Corp.                        931,436                 42.92%
P.O. Box 121697
Ft. Worth, TX 76121

R. Allen Wahl                       10,700                   .49%
13 Collinway Place
Dallas, TX 75230

Clark D. Wraight
Antenna Products Corporation       151,510                  6.98%
101 S.E. 25th Ave.
Mineral Wells, TX 76067

James Miles                          1,000                   .05%
420 Private Rd.
Pittsburg, TX 75686

James Kenney                           700                   .03%
5949 Sherry Lane, Suite 960
Dallas, TX 75225

Billy J. Perry                         600                   .03%
4316 Lost Creek Blvd.
Aledo, TX 76008

BAE Systems Aerospace, Inc.        165,888                  7.64%
Advanced Systems
One Hazeltine Way
Greenlawn, NY 11740

All directors and officers       1,095,946                 50.50%
of PHAZAR CORP
as a group (Six Persons)

         (1) The persons named herein have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the Texas laws for personal holding companies, as applicable.

         (2) Based on total outstanding shares of 2,170,328 as of August 27, 2001.

         (3) Sinan Corp., wholly owned by Mr. Havener and his children, owns of record 397,390 of these shares representing 18.31% of the total outstanding shares. Mr. Havener as President of Sinan Corp. has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by Sinan Corp.


                             EXECUTIVE COMPENSATION

         The   following   table  sets  forth  certain   information   regarding
compensation paid during each of the last three fiscal years to the Chief Executive Officer of the Company.


                           SUMMARY COMPENSATION TABLE

Name and Principal Position                Annual Compensation
---------------------------                -------------------
President and CEO
-----------------         Fiscal Year                          Other Annual
                          Ended May 31  Salary ($)  Bonus ($)  Compensation ($)
                          ------------  ----------  ---------  ----------------
Gary W. Havener           2001          $0          $0         $    3,016(1)
                                                               $   98,000(2)

William Poulin            2000          $51,923     $0         $    2,000(1)
10-12-99 thru 5-31-00                                          $   50,000(4)

Gary W. Havener           2000          $0          $0         $    2,000(1)
5-31-99 thru 10-11-99                                          $   32,667(3)


Gary W. Havener           1999          $0          $0         $    1,500(1)
                                                               $   98,000(5)

--------------------
        (1) PHAZAR CORP Director's Fee.
        (2) 2001 Antenna Products Corp. Directors Fee - $98,000 paid
        (3) 2000 Antenna Products Corp. Director's Fee - $32,667 paid.
        (4) PHAZAR CORP supplemental Director's Fee of $50,000.
        (5) 1999 Antenna Products Corp. Director's Fee - $57,167 paid and $40,833 accrued.

        Accrued amounts are paid in the following year.

                          BOARD MEETINGS AND COMMITTEES


         The Board of Directors of the Company held four meetings in the fiscal year ended May 31, 2001. Gary W. Havener, James Miles, James Kenney and Clark D. Wraight were in attendance at each meeting.

         R. Allen Wahl and Billy J. Perry attended three meetings.

         PHAZAR CORP has an audit committee that consists of three Directors, R. Allen Wahl, James Kenney and James Miles. Each member of the committee is independent under the rules of the National Association of Securities Dealers.

         The audit committee held one meeting in fiscal year 2001. The audit committee reviewed audit procedures with a representative of Weaver & Tidwell, L.L.P. the Company's independent auditor.

         The audit committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the committee's composition and meetings. A copy of this charter is attached to this proxy statement as Exhibit A.

         The audit committee has:

             [ ] reviewed and discussed the audited financial statements with the Company's management; and

             [ ] discussed with Weaver & Tidwell, L.L.P., independent
                 accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, communication with audit committees, as amended.

         The audit committee has received from Weaver & Tidwell, L.L.P. the written disclosures and the letter required by independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with Weaver & Tidwell, L.L.P., that firm's independence.

         Based upon these discussions with management and the independent accountants, the audit committee recommended to the Board of Directors of the Company that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 for filing with the Securities and Exchange Commission.

                            COMPENSATION OF DIRECTORS

         Compensation for PHAZAR CORP Board members is set at $500 plus 200 shares of PHAZAR CORP common stock for each board meeting attended. A total of $2,000 and 600 shares was paid each to Gary W. Havener, Clark D. Wraight, James Kenney and James Miles in the fiscal year ended May 31, 2001. $1,000 and 400 shares was paid to R. Allen Wahl and $1,500 and 600 shares was paid to Billy J. Perry in the fiscal year ended May 31, 2001.

         Compensation for PHAZAR CORP audit committee members is set at $250 plus 100 shares of PHAZAR CORP common stock for each audit committee meeting attended. $250 and 100 shares were paid each to James Miles and James Kenney in the fiscal year ended May 31, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Phazar Aerocorp Inc., the Company's 80% owned subsidiary, proposes to locate all of its operations in a new hangar facility at Meacham International Airport in Fort Worth, Texas. The new hangar facility is being constructed by a limited partnership of which Gary W. Havener, our President, CEO and principal shareholder, and Brian Perryman, Vice President and 20% owner of Phazar Aerocorp Inc., are the partners. Mr. Havener owns 80% of the limited partnership and Mr. Perryman own 20%.



         Phazar Aerocorp Inc. proposes to lease the hangar facility from the limited partnership. The lease agreement is being negotiated by the Company's audit committee and must be approved by the Company's board of directors. We anticipate that a lease agreement will be executed upon completion of construction of the hangar facility that we estimate will be in September or October of this year. The lease terms are expected to be based on the aggregate audited costs of the facility plus a rate of return of prime plus 1%. As of the date of this proxy statement, a lease agreement has not been negotiated or executed by the parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the

Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders have been filed.

                       APPOINTMENT OF INDEPENDENT AUDITORS

         On April 22, 1999, the Board of Directors of PHAZAR CORP (the "Company") adopted a resolution appointing Weaver and Tidwell, L.L.P., 307 West Seventh Street, Suite 1500, Fort Worth, Texas 76102 as the Company's principal accounting firm to audit the Company's financial statements.

         Subject to ratification by the stockholders, the Board of Directors appointed Weaver and Tidwell, L.L.P., independent auditors, to serve for the fiscal year ending May 31, 2002.

         Weaver and Tidwell, L.L.P. has informed management that it will send a representative to the Annual Meeting and that such representative may make a statement to the meeting if he so desires and will be available to answer any questions that might arise in connection with the audit of the Company and its subsidiaries.

AUDIT FEES

General
         During fiscal year 2001, the Company paid Weaver & Tidwell, L.L.P. fees in the aggregate amount of approximately $49,610. Of this amount, approximately $42,950 were fees for the fiscal year 2000 year end audit and quarterly services for fiscal year 2001.

Financial Information Systems Design and Implementation Fees

         Weaver & Tidwell, L.L.P. did not render any services related to financial information systems design and implementation during fiscal year 2001.


All Other Fees

         Weaver & Tidwell, L.L.P. rendered other services consisting primarily of tax consulting, due diligence assistant and audits of the Company's other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by Weaver & Tidwell, L.L.P. for fiscal year 2001 were $6,660.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Annual Meeting in October 2002 must be received by the Company not later than May 9, 2002, for inclusion in its Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no business other than that set forth in items 1 and 2 of the Notice of Annual Meeting of Stockholders that is expected to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the proxy furnished herewith will vote according to their best judgment in the interest of the Company.

         Insofar as any of the information in the Proxy Statement may rest particularly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                              By Order of the Board of Directors
                                                                 Gary W. Havener
                                                                       President
                                                                 August 27, 2001

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy exactly as your name appears thereon and mail it promptly in the enclosed envelope to:



                                   PHAZAR CORP
                   c/o Computershare Investor Services, L.L.C.
                                 P.O. Box A3504
                             Chicago, IL. 60690-3504